UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 18, 2019

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ___

Item 1.01 – Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 below.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Gregory Quarles as Chief Executive Officer

By Unanimous Written Consent dated as of April 18, 2019, the board of directors of Applied Energetics has appointed Gregory Quarles to serve as its Chief Executive Officer and a member of the board of directors effective May 6, 2019.

In a press release issued on April 23, 2019, Bradford T. Adamczyk, Principal Executive Officer, stated, “We are thrilled that AE is able to attract such top tier talent as Dr. Greg Quarles.  Dr. Quarles is our number one choice to lead this company based on his extensive accomplishments and recognition in the field of lasers and photonics, his vast network and credibility among industry peers and his vision for what AE’s IP will mean to the emerging and growing markets.  Greg is a recognized business leader, with extensive operational and strategic knowledge in our markets,” said incoming Chairman Brad Adamczyk. “Having worked in a variety of senior management roles, Greg has a deep understanding of our business, the defense industry, and other important markets in which we operate. He is a strong, energetic, and dynamic values-driven leader with an impressive track record of delivering consistent high-quality performance. The Board unanimously agreed that Greg is unique in his ability to translate vision and strategy into world-class execution, and bring together teams and partners to drive results. With a deep understanding of every segment and technology area we currently address, Greg has the skills to understand the dynamics, importance and size of the many significant and rapidly evolving growth opportunities unique to Applied Energetics.  The Board warmly welcomes Greg to the role of CEO and wishes him every success.”

Before joining Applied Energetics, Dr. Quarles, 57, spent the last six years with The Optical Society of America (“OSA”) in Washington D.C., both as a Board Member and more recently as the Chief Scientific Officer. His responsibilities at OSA encompassed a broad range of scientific, technical and engineering infrastructure, and included content development for the OSA meetings portfolio, along with many other related projects, highlighted by his reports to Congress. Moreover, Dr Quarles has been personally involved through OSA in the establishment of many crucial partnerships involving major R&D laboratories and global agencies worldwide. This involvement includes being a long-standing member of the U.S. Department of Commerce, Bureau of Industry and Security, and Sensors and Instrumentation Technical Advisory Committee (SITAC).

In addition to his work at OSA, Dr. Quarles is the founder of Opto-Electronic Management Network, a private consulting firm specializing in the laser and materials industry, with primary focus on the defense, aerospace, and nanomaterials sectors located in Tucson, AZ. Since 2012, the firm has worked with numerous corporations in the areas of public policy, defense, and commercial executive oversight of optics and photonics -based research and production. On joining the Applied Energetics team, Dr. Quarles commented, “I am honored and excited to have been selected to lead Applied Energetics. With the current growth in funding in the Directed Energy domain and the rapid expansion of applications for the ultra-short pulse lasers in Defense and Homeland Security, these are exciting times to lead the insertion of new products into these sectors. The team of contributors at AERG, the strength of the IP portfolio and the challenge of competing in these domains and collaborating with established partners pointed to this being a once-in-a-lifetime opportunity.”

From 2008 until 2012, Dr. Quarles served as a board member of Redmond, WA based B.E. Meyers & Co., Inc., a developer, manufacturer, and systems integrator of optoelectronic and related products used in defense, law enforcement, and industrial applications. Dr. Quarles served in the roles of CEO, President and COO during a period of his tenure as a board member.

From 2002 until 2010, Dr. Quarles served as Director of Corporate Research, Development & Technology and Director of Federal Government Relations for II-VI Incorporated (NASDAQ: IIVI) of Saxonburg, PA., a global leader in engineered materials and optoelectronic components. Dr. Quarles began his career in the opto-electronic field in 1987 when he joined the Naval Research Laboratory, Washington, D.C., as a research physicist in the Optical Sciences Division. In addition to his extensive corporate experience, Dr. Quarles holds leadership positions and is considered a recognized global advocate of science, technology, education and public policy with leading professional society organizations. Dr. Quarles is currently or has been a member of SPIE – The International Society for Optics and Photonics, The Optical Society, American Association for the Advancement of Science, American Physical Society, Directed Energy Professional Society, IEEE Photonics Society, and the National Defense Industrial Association, as well as other notable professional societies. Since 1992, Dr. Quarles has also been invited to provide briefs and testimony to more than a dozen Congressional Committees and Subcommittees; including the House Committee on Appropriations, Armed Services, Homeland Security, and Science, Space, and Technology.

Dr. Quarles holds a Ph.D. and M.S. degrees in Physics from Oklahoma State University and a B.S degree in Physics and Mathematics from Oklahoma State University. Throughout his career, Dr. Quarles has been awarded five patents related to his research in solid-state lasers and has three patents pending and over 110 peer-reviewed publications and published presentations.

Executive Employment Agreement

We have entered into an Executive Employment Agreement with Mr. Quarles setting forth the terms of his service as Chief Executive Officer. The agreement is for a term of three years and is renewable thereafter for sequential one-year periods. The agreement may be terminated by the company for “cause” or by Quarles for “Good Reason” both of which terms are defined in the agreement. The agreement may also be terminated, without cause or Good Reason, by either party upon sixty days’ written notice to the other.

The agreement calls for (i) a cash salary of $250,000 per annum, payable monthly, and eligibility for a discretionary bonus within 60 days of the end of each year, and (ii) options to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.35 per share. These options vest immediately with respect to 500,000 shares and in semi-annual installments with respect to the remaining 4,500,000 shares. The agreement also provides for Quarles to retain 2,000,000 options previously granted to him under a Consultant Stock Option Agreement in 2017, for his services on the Scientific Advisory Board (SAB), which are subject to vesting based on achievement of performance milestones. Under the agreement, Quarles also is to receive health and life insurance as well as other standard benefits. The agreement also requires the company to reimburse certain out-of-pocket expenses and to compensate Quarles in the event that it requires him to resign from certain boards on which he serves.

In the event of a termination of the agreement by Quarles with Good Reason, or by us without cause, we must pay him any unpaid base compensation due as of the termination date as well as any pro rata unpaid bonus and any unpaid expenses. Any unvested options will vest upon such termination. In such event, we must continue to pay Quarles his monthly base compensation and any health and life insurance benefits until he has secured full-time employment, but not to exceed a period of (i) twenty-four (24) months from the commencement date of the agreement or (ii) three months from the termination date, whichever is later.

In the event that we terminate the agreement for cause or he terminates without Good Reason, he will receive base compensation and expense reimbursement through the date of termination but will forfeit any unvested equity compensation.

Resignation of Bradford Adamczyk as Principal Executive Officer and Election of Mr. Adamczyk as Chairman of the Board

In conjunction with the appointment of Quarles, the Board of Directors has accepted the resignation of Bradford Adamczyk as Principal Executive Officer, effective May 6, 2019, and elected Mr. Adamczyk to serve as Chairman of the Board until his term expires and his successor has been duly elected and qualifies.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1     Press Release, dated April 23 ,2019, -- Applied Energetics Appoints Gregory J. Quarles, Ph.D.as Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Bradford T Adamczyk
Bradford T. Adamczyk,
Principal Executive Officer

Date: April 23, 2019

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